Exhibit 99.1

News release

HYZON MOTORS ANNOUNCES APPOINTMENT OF ANDREA FARACE TO BOARD OF DIRECTORS

ROCHESTER, N.Y., – May 10, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission heavy-duty fuel cell electric vehicles, today announced the appointment of Andrea Farace to its Board of Directors, effective May 4, 2023. Farace will serve on the Nominating and Governance Committee as an independent director.

Farace is an accomplished executive and leader with a long career in finance and general business management. He gained more than 40 years of financial services experience in Mergers and Acquisition, Investment Banking, Corporate Banking, Treasury and Transaction Services, Retail and Consumer Finance, and Fintech, with over 20 years in global leadership roles at Citigroup. Farace’s deep banking background is complemented by time as a public company CEO and experience in global operating roles across North America, Japan, Europe, the Middle East, and Africa.

“Andrea brings extensive expertise in finance and governance to the Hyzon Board of Directors, gained from his work as corporate executive and through advisory capacities as board member,” said Elaine Wong, Hyzon’s Lead Independent Director. “Andrea has a nuanced understanding and first-hand experience navigating the complexities of scaling a global business, which will be invaluable as Hyzon continues to grow and move toward commercialization of its fuel cell electric vehicles.”

Farace served as Executive Vice President at Wirecard Card Solutions Limited, where he was responsible for all Wirecard Group divestitures globally working for the court appointed Administrator of the Wirecard AG group. Previously, from 1999 to February 2020, Mr. Farace held several senior positions at business units of Citigroup Inc., as Head of, or Chief Operating Officer of, several businesses including Citi Holdings, Citi Transaction Services, Citi CEEMEA region, Citi Japan Investment Banking and Global Investment Banking.

Since 2022, Farace has served on the Board of HBL Bank UK Ltd, where he is currently Chairman, a full-service banking institution, regulated by the UK PRA and the FCA, a wholly owned subsidiary of Habib Bank Limited, Pakistan, the largest bank in Pakistan. Since 2020, he has served on the private Board of Wirecard Card Solutions Limited (a formerly FCA licensed e-money institution now in voluntary liquidation); and since 2023 on the Board of Ptech Holdings Gmbh, a privately held electronic rating and credit analysis provider for the financial services sector.

Farace holds a degree in Statistical, Demographic and Actuarial Sciences from the Università di Roma as well as a Master’s degree in Business Administration from Columbia Business School.

Accelerating the
Energy Transition	hyzonmotors.com

About Hyzon Motors

Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "aims", “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media contacts:
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For investors:
ir@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com